Consent of Independent Registered Public Accounting Firm




GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this post-effective Amendment No. 7 to Registration Statement No. 333-124791, of our report dated March 31, 2009, relating to the consolidated financial statements of GraphOn Corporation, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Macias Gini & O'Connell LLP
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Macias Gini & O'Connell LLP
Sacramento, California

May 15, 2009